As filed with the Securities and Exchange Commission on December 11, 2008
Registration No. 333-
UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

REVLON, INC.
(Exact name of Registrant as specified in its charter)

Delaware	13-3662955
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
237 Park Avenue
New York, New York 10017
(212) 527-4000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Robert K. Kretzman, Esq.
Executive Vice President, Chief Legal Officer,
General Counsel and Secretary
Revlon, Inc.
237 Park Avenue
New York, New York 10017
(212) 527-4000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Stacy J. Kanter, Esq.
Skadden, Arps, Slate, Meagher & Flom LLP
Four Times Square
New York, New York 10036
(212) 735-3000

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)
CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount of
Title of Each Class of	Amount to be	Offering	Aggregate	Registration
Securities to be Registered(1)	Registered(1)(2)(3)	Price Per Unit(3)(4)	Offering Price(2)(3)(5)	Fee(6)
Class A Common Stock, par value $0.01 per share
Preferred Stock, par value $0.01 per share
Warrants to purchase Class A Common Stock, Preferred Stock or other securities
Subscription Rights to purchase Class A Common Stock or Preferred Stock
Stock Purchase Contracts
Stock Purchase Units
Total			$84,219,699.20	$3,310

(1)	Securities registered hereunder may be sold separately, together or as units with other securities registered hereunder. There is being registered hereunder such currently indeterminate number or amount of Class A Common Stock, Preferred Stock, Warrants, Subscription Rights, Stock Purchase Contracts and Stock Purchase Units as may from time to time be issued at currently indeterminate prices and as may be issuable upon conversion, redemption, repurchase, exchange or exercise of any securities registered hereunder, including under any applicable anti-dilution provisions.
(2)	Subject to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), in no event will the aggregate initial offering price of the Class A Common Stock, Preferred Stock, Warrants, Subscription Rights, Stock Purchase Contracts and Stock Purchase Units issued under this Registration Statement exceed $250,000,000.
(3)	Not specified as to each class of securities to be registered pursuant to General Instruction II.D of Form S-3.
(4)	The proposed maximum offering price per unit will be determined from time to time by the Registrant in connection with, and at the time of, the issuance by the Registrant of the securities registered hereunder.
(5)	Calculated in accordance with Rule 457(o) under the Securities Act.
(6)	The $250,000,000 of securities registered hereunder includes $165,780,300.80 of securities (the “Unsold Securities”) registered pursuant to Registration Statement No. 333-128815 filed by the Registrant on October 4, 2005 and declared effective on December 13, 2005. Pursuant to Rule 415(a)(6) under the Securities Act, $19,512.34 of filing fees previously paid in connection with the Unsold Securities will continue to be applied to the Unsold Securities. A filing fee of $3,310 is paid herewith in connection with the $84,219,699.20 of new securities registered hereunder.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The Registrant has an existing “shelf” Registration Statement that went effective on December 13, 2005 and which expires on December 13, 2008, pursuant to SEC rules. Accordingly, the Registrant is filing this new shelf Registration Statement for the purpose of continuing to provide the Registrant with the ability to sell securities from time to time covered by this Registration Statement. There are no “selling stockholders” named in the prospectus, which forms a part of this Registration Statement. The Registrant has included in this Registration Statement $165,780,300.80 of securities (the “Unsold Securities”) registered pursuant to Registration Statement No. 333-128815. Pursuant to Rule 415(a)(6) under the Securities Act, $19,512.34 of filing fees previously paid in connection with the Unsold Securities will continue to be applied to the Unsold Securities. In accordance with SEC rules, the Registrant may continue to offer and sell the Unsold Securities during the grace period afforded by Rule 415(a)(5). If the Registrant sells any Unsold Securities during the grace period, the Registrant will identity in a pre-effective amendment to this Registration Statement the new amount of Unsold Securities to be carried forward to this Registration Statement in reliance upon Rule 415(a)(6).

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED DECEMBER 11, 2008

PROSPECTUS

$250,000,000

REVLON, INC.

Class A Common Stock
Preferred Stock
Warrants
Subscription Rights
Stock Purchase Contracts
Stock Purchase Units

Revlon, Inc. may offer from time to time its Class A common stock, or Revlon Class A Common Stock, preferred stock, warrants to purchase shares of Revlon Class A Common Stock, preferred stock or other securities, subscription rights to purchase shares of Revlon Class A Common Stock or preferred stock, stock purchase contracts to purchase shares of Revlon Class A Common Stock or preferred stock and stock purchase units consisting of (a) stock purchase contracts and (b) warrants.

The aggregate initial public offering price of all securities that may be offered pursuant to this prospectus will not exceed $250,000,000.

This prospectus provides you with a general description of the securities we may offer. There are no “selling stockholders” named in this prospectus. Each time we offer securities for sale, we will provide a supplement to this prospectus that contains specific information about the offering and the terms of the securities. A prospectus supplement may also add to, update or change information contained in this prospectus. You should read this prospectus and any accompanying prospectus supplement carefully before you make your investment decision.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

Revlon Class A Common Stock is listed on the New York Stock Exchange (“NYSE”) under the symbol “REV.”

Investing in our securities involves risks, including the risks described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2007 (filed with the Securities and Exchange Commission, or the SEC, on March 5, 2008), the risk factors described under the caption “Risk Factors” in any applicable prospectus supplement and/or any risk factors set forth in our other filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, as discussed on page 2 of this prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS OR ANY ACCOMPANYING PROSPECTUS SUPPLEMENT IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is          .

Page

ABOUT THIS PROSPECTUS	1
OUR COMPANY	1
RISK FACTORS	2
WHERE YOU CAN FIND MORE INFORMATION	2
FORWARD-LOOKING STATEMENTS	3
USE OF PROCEEDS	4
DESCRIPTION OF THE SECURITIES	4
DESCRIPTION OF CAPITAL STOCK	4
DESCRIPTION OF WARRANTS	8
DESCRIPTION OF SUBSCRIPTION RIGHTS	8
DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS	9
DIVIDEND POLICY	9
PLAN OF DISTRIBUTION	10
LEGAL MATTERS	13
EXPERTS	13
EX-4.10: SPECIMEN CLASS A COMMON STOCK CERTIFICATE
EX-5.1: OPINION OF SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
EX-23.1: CONSENT OF KPMG LLP
EX-24.1: POWER OF ATTORNEY OF RONALD O. PERELMAN
EX-24.2: POWER OF ATTORNEY OF BARRY F. SCHWARTZ
EX-24.3: POWER OF ATTORNEY OF ALAN S. BERNIKOW
EX-24.4: POWER OF ATTORNEY OF PAUL J. BOHAN
EX-24.5: POWER OF ATTORNEY OF MEYER FELDBERG
EX-24.6: POWER OF ATTORNEY OF DEBRA L. LEE
EX-24.7: POWER OF ATTORNEY OF TAMARA MELLON
EX-24.8: POWER OF ATTORNEY OF KATHI P. SEIFERT
EX-24.9: POWER OF ATTORNEY OF KENNETH L. WOLFE

i

ABOUT THIS PROSPECTUS

We have an existing “shelf” registration statement that went effective on December 13, 2005 and which expires on December 13, 2008, pursuant to SEC rules. Accordingly, we are filing this prospectus as part of a new shelf registration statement for the purpose of continuing to provide us with the ability to sell securities from time to time covered by this prospectus. There are no “selling stockholders” named in this prospectus.

This prospectus is part of a registration statement that we filed with the SEC using a “shelf” registration process. Under this shelf process, we may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $250,000,000.

This prospectus only provides you with a general description of the securities we may offer. Each time we offer securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering and the manner in which the securities will be offered. The prospectus supplement may also add to, update or change information contained in this prospectus. We urge you to read both this prospectus and any accompanying prospectus supplement together with additional information described under the heading “Where You Can Find More Information” beginning on page 2.

No person is authorized to give you any information, or make any statement, regarding us or any offering or represent anything not contained in this prospectus and the accompanying prospectus supplement. We are only offering the securities in places where sales of those securities are permitted. You should not assume that the information contained in this prospectus and any accompanying prospectus supplement or information incorporated by reference herein or therein, is current as of any date other than the date of such information. Our business, financial condition, results of operations and prospectus may have changed since that date.

This prospectus and any accompanying prospectus supplement do not contain all of the information included in the registration statement as permitted by the rules and regulations of the SEC. For further information, we refer you to the registration statement on Form S-3, including its exhibits, including, without limitation, exhibits which are incorporated by reference into the registration statement. We are subject to the informational requirements of the Exchange Act, and, therefore, file reports and other information with the SEC. Statements contained in this prospectus and any accompanying prospectus supplement about the provisions or contents of any agreement or other document are only summaries. If SEC rules require that any agreement or document be filed as an exhibit to the registration statement, you should refer to that agreement or document for its complete contents.

In this prospectus, we refer to the Revlon Class A Common Stock, preferred stock, warrants, subscription rights, stock purchase contracts and stock purchase units collectively as the “securities.” Unless the context requires otherwise, the terms “the Company,” “we,” “our,” “ours” and “us” refer to Revlon, Inc. and Revlon Consumer Products Corporation, Revlon, Inc.’s wholly-owned operating subsidiary, and to the subsidiaries of Revlon Consumer Products Corporation. References to “Products Corporation” are to Revlon Consumer Products Corporation and its subsidiaries, except that in the discussion of the capital stock and related matters, these terms refer solely to Revlon, Inc. and not to Revlon Consumer Products Corporation or any of its subsidiaries. Unless the context requires otherwise, references to “Revlon” are to Revlon, Inc. and references to “Products Corporation” are to Revlon Consumer Products Corporation and its subsidiaries.

OUR COMPANY

We conduct our business exclusively through our direct wholly-owned operating subsidiary, Products Corporation and its subsidiaries. Our vision is to provide glamour, excitement and innovation to consumers through high-quality products at affordable prices. We manufacture, market and sell an extensive array of cosmetics, women’s hair color, beauty tools, fragrances, skincare, anti-perspirants/deodorants and other personal care products. We are one of the world’s leading cosmetics companies in the mass retail channel (defined below). We believe that our global brand name recognition, product quality and marketing experience have enabled us to create one of the strongest consumer brand franchises in the world.

Our products are sold worldwide and marketed under such brand names as Revlon, including the Revlon ColorStay, Revlon Super Lustrous and Revlon Age Defying franchises, as well as the Almay brand, including the

Almay Intense i-Color and Almay Smart Shade franchises, in cosmetics; Revlon Colorsilk in women’s hair color; Revlon in beauty tools; Charlie and Jean Naté in fragrances; Ultima II and Gatineau in skincare; and Mitchum in personal care products.

Our principal customers include large mass volume retailers, chain drug stores and food stores (collectively, the “mass retail channel”) in the U.S., as well as certain department stores and other specialty stores, such as perfumeries, outside the U.S. We also sell beauty products to U.S. military exchanges and commissaries and have a licensing business pursuant to which we license certain of our key brand names to third parties for complementary beauty-related products and accessories.

The Company was founded by Charles Revson, who revolutionized the cosmetics industry by introducing nail enamels matched to lipsticks in fashion colors over 75 years ago. Today, we have leading positions in a number of our principal product categories in the U.S. mass retail channel, including color cosmetics (face, lip, eye and nail categories), women’s hair color, beauty tools and anti-perspirants/deodorants. We also have leading positions in several product categories in certain foreign countries, including Australia, Canada and South Africa. Our products are sold throughout the world. Net sales in the U.S. accounted for approximately 59% of our 2007 net sales, a majority of which were made in the mass retail channel.

* * *

Our principal executive office is located at 237 Park Avenue, New York, N.Y. 10017. Our telephone number is (212) 527-4000.

RISK FACTORS

You should carefully consider the specific risks described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2007 (filed with the SEC on October March 5, 2008), the risk factors described under the caption “Risk Factors” in any applicable prospectus supplement, and any risk factors set forth in our other filings with the SEC pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act before making an investment decision. Each of the risks described in these documents could materially and adversely affect our business, financial condition, results of operations and prospects, and could result in a partial or complete loss of your investment. See “Where You Can Find More Information.”

WHERE YOU CAN FIND MORE INFORMATION

Revlon files and furnishes annual, quarterly and current reports and other information, including proxy statements, with the SEC. You may read and copy any reports or other information that we file or furnish with the SEC at the SEC’s Public Reference Room located at Station Place, 100 F Street, N.E., Washington, DC 20549. You may also receive copies of these documents upon payment of a duplicating fee, by writing to the SEC’s Public Reference Room. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room in Washington D.C. and other locations. Our SEC filings are also available to the public on the SEC’s website (www.sec.gov).

The SEC allows us to “incorporate by reference” the information that we file with it into this prospectus. This means that we can disclose important information to you by referring you to other documents filed separately with the SEC, including our annual, quarterly and current reports. The information incorporated by reference is considered to be a part of this prospectus, except for any information that is modified or superseded by information contained in this prospectus or any other subsequently filed document. The information incorporated by reference is an important part of this prospectus and any accompanying prospectus supplement. All documents filed (but not those that are furnished) by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the initial filing of the registration statement, whether before or after it is declared effective, and prior to the termination of the offering of the securities will be incorporated by reference into this prospectus and will automatically update and supersede the information in this prospectus, any accompanying prospectus supplement and any previously filed document.

The following documents have been filed by Revlon with the SEC and are incorporated by reference into this prospectus:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2007 (filed with the SEC on March 5, 2008 and as updated by the Current Report on Form 8-K filed with the SEC on November 5, 2008, as referred to below);

•	Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2008 (filed with the SEC on May 6, 2008), June 30, 2008 (filed with the SEC on July 31, 2008) and September 30, 2008 (filed with the SEC on November 5, 2008);

•	Current Reports on Form 8-K filed with the SEC on February 1, 2008, April 11, 2008, August 7, 2008, August 11, 2008, September 16, 2008, November 5, 2008 and November 14, 2008 (with the exception of any information contained in such documents which has been “furnished” under Item 2.02 and/or Item 7.01 of Form 8-K, which information is not deemed “filed” and which is not incorporated by reference into this prospectus);

•	Portions of Revlon’s Definitive Proxy Statement on Schedule 14A filed with the SEC on April 25, 2008 that are incorporated by reference into Part III of Revlon’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007; and

•	The section captioned “Description of Capital Stock” in Amendment No. 4 to Revlon’s Registration Statement on Form S-1 (File No. 33-99558), filed with the SEC on February 26, 1996, as incorporated by reference into Revlon’s Registration Statement on Form 8-A/A-1 (File No. 33-99558), filed on February 28, 1996.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, a copy of any or all of the foregoing documents incorporated herein by reference (other than exhibits unless such exhibits are specifically incorporated by reference in such documents). Requests for such documents should be directed to Revlon, Inc., 237 Park Avenue, New York, N.Y. 10017, (212) 527-4000, Attention: Investor Relations.

FORWARD-LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplements and the documents incorporated by reference contain forward-looking statements that involve risks and uncertainties, which are based on beliefs, expectations, estimates, projections, forecasts, plans, anticipations, targets, outlooks, initiatives, visions, objectives, strategies, opportunities, drivers and intents of our management. Such statements are made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. While we believe that our estimates and assumptions are reasonable, we caution that it is very difficult to predict the impact of known factors, and, of course, impossible for us to anticipate all factors that could affect our actual results. Our actual results may differ materially from those discussed in such forward-looking statements.

Statements that are not historical facts, including statements about our beliefs and expectations, are forward-looking statements. Forward-looking statements can be identified by, among other things, the use of forward-looking language, such as “believes,” “expects,” “estimates,” “projects,” “forecasts,” “plans,” “anticipates,” “targets,” “outlooks,” “initiatives,” “visions,” “objectives,” “strategies,” “opportunities,” “drivers,” “intends,” “scheduled to,” “seeks,” “may,” “will,” or “should” or the negative of those terms, or other variations of those terms or comparable language, or by discussions of strategy, plans, targets, models or intentions. Forward-looking statements speak only as of the date they are made, and except for our ongoing obligations under the U.S. federal securities laws, we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. Such statements include, without limitation, our expectations and estimates (whether qualitative or quantitative) as to our intention and ability, including as a result of market conditions or restrictions under our indentures, credit agreements, other contractual arrangements or applicable law, to issue securities pursuant to this prospectus. In addition to factors that may be described in this prospectus, any accompanying prospectus supplement and the documents incorporated by reference, our determination not to, or difficulties, delays or unanticipated costs in or our inability to, including as a result of market conditions or restrictions under our indentures, credit agreements, other contractual arrangement or applicable law, issue securities pursuant to this prospectus, among others factors, could cause our actual results to differ materially from those expressed in any forward-looking statements made by us.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, the net proceeds from the sale of the securities covered by this prospectus are expected to be used for general corporate purposes, including without limitation, the repayment or refinancing of outstanding debt, working capital and/or capital expenditures.

DESCRIPTION OF THE SECURITIES

This prospectus contains summary descriptions of the Revlon Class A Common Stock, preferred stock, warrants, subscription rights, stock purchase contracts and stock purchase units that may be offered from time to time pursuant to this prospectus. These summary descriptions are not meant to be complete descriptions of each security. The particular terms of any security will be described in the applicable prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

Revlon is currently authorized to issue 900,000,000 shares of Revlon Class A Common Stock, par value $0.01 per share, 200,000,000 shares of its Class B common stock, or Revlon Class B Common Stock, par value $0.01 per share, and 20,000,000 shares of preferred stock, par value $0.01 per share. Except as expressly set forth in Revlon’s certificate of incorporation as summarized below, the rights of the holders of Revlon Class A Common Stock and holders of Revlon Class B Common Stock are in all respects identical. As of September 30, 2008, Revlon had outstanding 48,189,858 shares of Revlon Class A Common Stock, 3,125,000 shares of Revlon Class B Common Stock and no shares of preferred stock.

In September 2008, Revlon effected a 1-for-10 reverse stock split of its Class A and Class B Common Stock (the “Reverse Stock Split”) pursuant to which each ten (10) shares of Revlon’s Class A and Class B Common Stock issued and outstanding immediately prior to 11:59 p.m. on September 15, 2008 were automatically combined into one (1) share of Class A Common Stock and Class B Common Stock, respectively, subject to the elimination of fractional shares. At September 30, 2008, and after giving effect to the Reverse Stock Split, MacAndrews & Forbes Holdings Inc. (together with certain of its affiliates, “MacAndrews & Forbes”), which is wholly-owned by Ronald O. Perelman, beneficially owned (i) 28,082,735 shares of Revlon’s Class A Common Stock (including 4,561,610 shares of Class A Common Stock owned by a family member of Mr. Perelman, with respect to which MacAndrews & Forbes holds a voting proxy) and (ii) all of the outstanding 3,125,000 shares of Revlon’s Class B Common Stock. Based on the shares referenced in clauses (i) and (ii) above, Mr. Perelman, directly and indirectly, through MacAndrews & Forbes, at September 30, 2008, beneficially owned approximately 58% of Revlon’s Class A Common Stock, 100% of Revlon’s Class B Common Stock, which together represented approximately 61% of Revlon’s outstanding shares of Class A and Class B Common Stock and approximately 75% of the combined voting power of Revlon’s outstanding shares of Class A and Class B Common Stock at such date.

The following summary description of Revlon’s capital stock is based on its certificate of incorporation and its by-laws in effect as of the date of this prospectus and the applicable provisions of the Delaware General Corporation Law, or the DGCL. The terms of any class or series of preferred stock Revlon offers pursuant to this prospectus will be set forth in a certificate of designations and summarized in the applicable prospectus supplement. The description in the applicable prospectus supplement of any class or series of preferred stock Revlon offers will not necessarily be complete and will be qualified in its entirety by reference to Revlon’s certificate of incorporation, any applicable certificate of designations (which will be filed with the SEC if Revlon offers preferred stock) and by-laws. For more information on how you can obtain copies of Revlon’s certificate of incorporation, any applicable certificate of designations and Revlon’s by-laws, see “Where You Can Find More Information” beginning on page 2. We urge you to read Revlon’s certificate of incorporation, any applicable certificate of designations, by-laws and any applicable prospectus supplement in their entirety.

Revlon Class A Common Stock and Revlon Class B Common Stock

Each share of Revlon Class A Common Stock entitles the holder to one vote and each share of Revlon Class B Common Stock entitles the holder to ten votes at each annual or special meeting of Revlon’s stockholders, in the case of any written consent of stockholders and for all other purposes on all matters being voted on by Revlon’s stockholders. The holders of Revlon Class A Common Stock and Revlon Class B Common Stock vote as a single class on all matters submitted to a vote of Revlon’s stockholders, except as otherwise provided by law. Neither the holders of Revlon Class A Common Stock nor the holders of Revlon Class B Common Stock have cumulative voting or preemptive rights.

The holders of Revlon Class A Common Stock and Revlon Class B Common Stock are entitled to receive dividends and other distributions as may be declared by Revlon’s board of directors out of assets or funds legally available for that purpose, subject to the rights of the holders of any series of preferred stock, and any other provision of Revlon’s certificate of incorporation. Revlon’s certificate of incorporation provides that if at any time a dividend or other distribution in cash or other property is paid on Revlon Class A Common Stock or Revlon Class B Common Stock, a like dividend or other distribution in cash or other property will also be paid on the Revlon Class B Common Stock or Revlon Class A Common Stock, as the case may be, in an equal amount per share.

Revlon’s certificate of incorporation provides that if shares of Revlon Class A Common Stock are paid on Revlon Class A Common Stock and shares of Revlon Class B Common Stock are paid on Revlon Class B Common Stock, in an equal amount per share of Revlon Class A Common Stock and Revlon Class B Common Stock, such payment will be deemed to be a like dividend or other distribution. Revlon, as a holding company, is dependent on the earnings and cash flow of, and dividends and distributions from, Products Corporation to pay its expenses and to pay any cash dividend or distribution on Revlon Class A Common Stock that may be authorized by its board of directors.

The terms of Products Corporation’s bank credit agreements, Products Corporation’s senior subordinated term loan from MacAndrews & Forbes, and the indenture governing Products Corporation’s 9 1/2% Senior Notes due April 1, 2011 currently restrict the ability of Products Corporation to pay dividends or make distributions to Revlon, except in limited circumstances as described under “Dividend Policy.” State laws may also restrict or prohibit Products Corporation from issuing dividends or making distributions unless Products Corporation has sufficient surplus or net profits, which Products Corporation may not have. In the case of any split, subdivision, combination or reclassification of Revlon Class A Common Stock or Revlon Class B Common Stock, the shares of Revlon Class B Common Stock or Revlon Class A Common Stock, as the case may be, will also be split, subdivided, combined or reclassified so that the number of shares of Revlon Class A Common Stock and Revlon Class B Common Stock outstanding immediately following such split, subdivision, combination or reclassification will bear the same relationship to each other as that which existed immediately prior to the split, subdivision, combination or reclassification.

In the event of Revlon’s liquidation, dissolution or winding up, the holders of Revlon Class A Common Stock and the holders of Revlon Class B Common Stock will be entitled to receive assets and funds available for distribution after payments to creditors and to the holders of any preferred stock that may at the time be outstanding, in proportion to the number of shares held by them, respectively, without regard to class.

In the event of any corporate merger, consolidation, purchase or acquisition of property or stock, or other reorganization in which any consideration is to be received by the holders of Revlon Class A Common Stock or the holders of Revlon Class B Common Stock, the holders of Revlon Class A Common Stock and the holders of Revlon Class B Common Stock will receive the same consideration on a per share basis. However, if such consideration consists of any voting securities (or of options or warrants to purchase, or of securities convertible into or exchangeable for, voting securities), the holders of Revlon Class B Common Stock may receive, on a per share basis, voting securities with ten times the number of votes per share as those voting securities to be received by the holders of Revlon Class A Common Stock (or options or warrants to purchase, or securities convertible into or exchangeable for, voting securities with ten times the number of votes per share as those voting securities issuable upon exercise of the options or warrants, or into which the convertible or exchangeable securities to be received by the holders of Revlon Class A Common Stock may be converted or exchanged).

Revlon’s certificate of incorporation provides that no person holding record or beneficial ownership of shares of Revlon Class B Common Stock, each referred to in this prospectus as a Revlon Class B Holder, which Revlon Class B Holder is currently MacAndrews & Forbes, may transfer, and Revlon will not register the transfer of, such shares of Revlon Class B Common Stock, except to a permitted transferee of such Revlon Class B Holder. A permitted transferee of, for example, a stockholder that is a corporation, is defined to include, among other things, a corporation, limited liability company or partnership controlled by such Revlon Class B Holder and other specified affiliates of a Revlon Class B Holder. In certain circumstances set forth in Revlon’s certificate of incorporation, changes in ownership or control of a Revlon Class B Holder will also result in the conversion of such holder’s Revlon Class B Common Stock into Revlon Class A Common Stock. Revlon’s certificate of incorporation also provides that Revlon will not register the transfer of any shares of Revlon Class B Common Stock unless the transferee and the transferor of such Revlon Class B Common Stock have furnished such affidavits and other proof as Revlon reasonably may request to establish that the proposed transferee is a permitted transferee. In addition, upon any purported transfer of shares of Revlon Class B Common Stock not permitted under Revlon’s certificate of incorporation, all shares of Revlon Class B Common Stock purported to be transferred will be deemed to be converted into shares of Revlon Class A Common Stock, and stock certificates formerly representing such shares of Revlon Class B Common Stock will from that time be deemed to represent the number of shares of Revlon Class A Common Stock as equals the number of shares of Revlon Class A Common Stock into which such shares of Revlon Class B Common Stock could be converted pursuant to Revlon’s certificate of incorporation.

In the event that the aggregate number of shares of Revlon Class B Common Stock and Revlon Class A Common Stock held by the Revlon Class B Holders and their permitted transferees issued and outstanding at any time shall constitute less than ten percent of the total combined number of shares of Revlon Class A Common Stock and Revlon Class B Common Stock issued and outstanding at such time, then, without further action on the part of the Revlon Class B Holder or Revlon, all shares of Revlon Class B Common Stock then issued and outstanding will be deemed to be converted into shares of Revlon Class A Common Stock, and stock certificates formerly representing such shares of Revlon Class B Common Stock will from that time be deemed to represent such number of shares of Revlon Class A Common Stock as equals the number of shares of Revlon Class A Common Stock into which such shares of Revlon Class B Common Stock could be converted pursuant to Revlon’s certificate of incorporation. In addition, each share of Revlon Class B Common Stock shall be convertible, at the option of its record holder, into one validly issued, fully paid and non-assessable share of Revlon Class A Common Stock at any time.

Any future issuance of additional authorized shares of Revlon Class A Common Stock may, among other things, dilute the earnings per share of the Revlon Class A Common Stock and the equity and voting rights of those stockholders holding Revlon Class A Common Stock at the time the additional shares are issued.

The transfer agent and registrar for Revlon Class A Common Stock is American Stock Transfer & Trust Company, LLC. Revlon Class A Common Stock is listed on the NYSE under the symbol “REV.”

Preferred Stock

Revlon’s certificate of incorporation provides that it may issue shares of preferred stock from time to time in one or more class or series. Revlon’s board of directors is authorized to fix the voting powers, if any, designations, preferences and the relative, participating, optional or other rights, if any, and the qualifications, limitations or restrictions thereof, of any unissued class or series of preferred stock to fix the number of shares constituting such class or series and to increase or decrease the number of shares of any such class or series (but not below the number of shares of such class or series then outstanding). As of September 30, 2008, none of the 20,000,000 authorized shares of preferred stock are designated a class or series. Any class or series of preferred stock could have rights which would adversely affect the rights of a holder of Revlon Class A Common Stock. The shares of any class or series of preferred stock need not be identical to any other class or series.

The flexibility to authorize and issue shares of preferred stock may be utilized for a variety of corporate purposes, including, without limitation, future public offerings pursuant to this prospectus to raise additional capital and corporate acquisitions. This provision of Revlon’s certificate of incorporation, however, may be deemed to have an anti-takeover effect and may delay or prevent a tender offer or takeover attempt that a stockholder might consider in its best interest, including those attempts that might result in a premium over the market price for the shares held by stockholders.

In the event that Revlon offers any class or series of preferred stock, you should refer to the applicable prospectus supplement relating to the class or series of preferred stock being offered for the specific terms of that class or series, including:

•	the title of the class or series and the number of shares in the class or series;

•	the price at which the preferred stock will be offered;

•	the dividend rate or rates or method of calculating the rates, the dates on which any dividends will be payable, whether or not dividends will be cumulative or noncumulative and, if cumulative, the dates from which dividends on the preferred stock being offered will cumulate, whether any dividends will be payable in cash, securities, other property or a combination of the foregoing;

•	the voting rights, if any, of the holders of shares of the preferred stock being offered;

•	the provisions for a sinking fund, if any, and the provisions for redemption, if applicable, of the preferred stock being offered;

•	the liquidation preference per share;

•	the terms and conditions, if applicable, upon which the preferred stock being offered may be convertible into Revlon Class A Common Stock (including any mandatory conversion provisions), other securities identified in the registration statement of which this prospectus forms a part, in which case the preferred stock may be convertible into such other securities at any time, or other securities not so identified, in which case the preferred stock may be convertible into such other securities only after one year from the date of sale of the convertible preferred stock, including the conversion price, or the manner of calculating the conversion price, and the conversion period;

•	any listing of the preferred stock being offered on any securities exchange;

•	the relative ranking and preferences of the preferred stock being offered as to dividend rights and rights upon any liquidation, dissolution or winding up of Revlon’s affairs;

•	any limitations on the issuance of any class or series of preferred stock ranking senior or equal to the series of preferred stock being offered as to dividend rights and rights upon any liquidation, dissolution or winding up of Revlon’s affairs;

•	any limitations on Revlon’s ability to take certain actions without the consent of a specified number of holders of preferred stock; and

•	any additional designations, powers, preferences and the relative, participating, optional or other rights and the qualifications, limitations and restrictions of the class or series.

Section 203 of the DGCL

Section 203 of the DGCL provides, in general, that a stockholder acquiring more than 15% of the voting power of a corporation subject to the statute (referred to in this prospectus as an Interested Stockholder), but less than 85% of the voting power of such corporation, may not engage in certain business combinations (as defined in Section 203 of the DGCL) with the corporation for a period of three years subsequent to the date on which the stockholder became an Interested Stockholder unless (i) prior to such time the corporation’s board of directors approved either the business combination or the transaction in which the stockholder became an Interested Stockholder or (ii) the business combination is approved by the corporation’s board of directors and authorized by a vote of at least 66 2/3% of the voting power of the corporation not owned by the Interested Stockholder. Revlon’s certificate of incorporation contains a provision electing not to be governed by Section 203 of the DGCL.

DESCRIPTION OF WARRANTS

Revlon may issue warrants to purchase Revlon Class A Common Stock, preferred stock or other securities. Revlon may issue warrants independently or together with other securities. Warrants sold with other securities may be attached to or separate from the other securities. Revlon may issue warrants under one or more warrant agreements to be entered into between Revlon and a warrant agent that Revlon would name in the applicable prospectus supplement.

The prospectus supplement relating to any warrants Revlon offers, if any, will, to the extent applicable, include specific terms relating to the offering, including some or all of the following:

•	the title of the warrants;

•	the aggregate number of warrants to be offered;

•	the number and terms of the shares of Revlon Class A Common Stock, preferred stock, other securities identified in the registration statement of which this prospectus forms a part, in which case the warrants may be exercisable for such other securities at any time, or other securities not so identified, in which case the warrants may be exercisable for such other securities only after one year from the date of sale of the warrants, purchasable upon exercise of the warrants and procedures by which those numbers may be adjusted;

•	the exercise price of the warrants;

•	the dates or periods during which the warrants are exercisable;

•	the designation and terms of any securities with which the warrants are issued;

•	if the warrants are issued as a unit with another security, the date on and after which the warrants and the other security will be separately transferable;

•	any minimum or maximum amount of warrants that may be exercised at any one time;

•	any terms relating to the modification of the warrants;

•	any terms, procedures and limitations relating to the transferability, exchange or exercise of the warrants; and

•	any other specific terms of the warrants.

The description in the applicable prospectus supplement of any warrants Revlon offers will not necessarily be complete and will be qualified in its entirety by reference to the applicable warrant agreement, which will be filed with the SEC if Revlon offers warrants. For more information on how you can obtain copies of the applicable warrant agreement if Revlon offers warrants, see “Where You Can Find More Information” beginning on page 2. We urge you to read the applicable warrant agreement and any applicable prospectus supplement in their entirety.

DESCRIPTION OF SUBSCRIPTION RIGHTS

Revlon may issue subscription rights to purchase shares of Revlon Class A Common Stock or preferred stock. These subscription rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, Revlon may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

The prospectus supplement relating to any subscription rights Revlon offers, if any, will, to the extent applicable, include specific terms relating to the offering, including some or all of the following:

•	the price, if any, for the subscription rights;

•	the exercise price payable for each share of Revlon Class A Common Stock or preferred stock upon the exercise of the subscription rights;

•	the number of subscription rights to be issued to each stockholder;

•	the number and terms of the shares of Revlon Class A Common Stock or preferred stock which may be purchased per each subscription right;

•	the extent to which the subscription rights are transferable;

•	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

•	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

•	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities; and

•	if applicable, the material terms of any standby underwriting or purchase arrangement which may be entered into by Revlon in connection with the offering of subscription rights.

The description in the applicable prospectus supplement of any subscription rights Revlon offers will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription rights certificate, which will be filed with the SEC if Revlon offers subscription rights. For more information on how you can obtain copies of any subscription rights certificate if Revlon offers subscription rights, see “Where You Can Find More Information” beginning on page 2. We urge you to read the applicable subscription rights certificate and any applicable prospectus supplement in their entirety.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

Revlon may issue stock purchase contracts representing contracts obligating holders to purchase from Revlon, and Revlon to sell to the holders, a specified or varying number of shares of Revlon Class A Common Stock and/or preferred stock of Revlon at a future date or dates. Alternatively, the stock purchase contracts may obligate Revlon to purchase from holders, and obligate holders to sell to Revlon, a specified or varying number of shares of Revlon Class A Common Stock and/or preferred stock of Revlon. The price per share and the number of shares may be fixed at the time the stock purchase contracts are entered into or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be entered into separately or as a part of a stock purchase unit that consist of (a) stock purchase contracts and (b) warrants. The stock purchase contracts may require Revlon to make periodic payments to the holders of the stock purchase units or require the holders of the stock purchase units to make periodic payments to Revlon. These payments may be secured or unsecured or prefunded and may be paid on a current or on a deferred basis. The stock purchase contracts may require holders to secure their obligations under the contracts in a specified manner.

The description in the applicable prospectus supplement of any stock purchase contracts or stock purchase units Revlon offers will not necessarily be complete and will be qualified in its entirety by reference to the applicable purchase contract agreement, which will be filed with the SEC if Revlon offers stock purchase contracts or stock purchase units. For more information on how you can obtain copies of the applicable purchase contract agreement if Revlon offers stock purchase contracts or stock purchase units, see “Where You Can Find More Information” beginning on page 2. We urge you to read the applicable purchase contract agreement and any applicable prospectus supplement in their entirety.

DIVIDEND POLICY

In the past, Revlon has not declared or paid cash dividends on Revlon Class A Common Stock (or Revlon Class B Common Stock) and Revlon does not intend to pay cash dividends on its Revlon Class A Common Stock or Revlon Class B Common Stock in the foreseeable future. The Company intends to retain any future earnings for funding growth and meeting its obligations.

Revlon is a holding company with no business operations of its own. Revlon’s only material asset is all of the outstanding capital stock of Products Corporation. Revlon is dependent on the earnings and cash flow of, and dividends and distributions from, Products Corporation to pay its expenses incidental to being a public holding company. Products Corporation may not be able to pay dividends or distribute funds to Revlon because, for example, Products Corporation may not generate sufficient cash flow or net income to do so or state laws may restrict or prohibit Products Corporation from issuing dividends or making distributions unless Products Corporation has sufficient surplus or net profits, which Products Corporation may not have. Further, the terms of Products Corporation’s bank credit agreements, Products Corporation’s senior subordinated term loan from MacAndrews & Forbes, and the indenture governing Products Corporation’s 9 1/2% Senior Notes due 2011 generally restrict Products Corporation from paying dividends or making distributions to Revlon, except that Products Corporation is permitted to pay dividends and make distributions to Revlon to enable Revlon to make certain payments and pay expenses incidental to being a public holding company, including, among other things, professional fees such as legal, accounting and insurance fees, regulatory fees, such as SEC filing fees, NYSE listing fees and other expenses related to being a public holding company and to make payments in respect of certain state, local and federal taxes and, subject to certain limitations, to pay dividends or make distributions in certain circumstances to finance the purchase by Revlon of its Class A Common Stock in connection with the delivery of such Class A Common Stock to grantees under the Third Amended and Restated Revlon, Inc. Stock Plan.

PLAN OF DISTRIBUTION

We may sell the securities covered by this prospectus in one or more of the following ways from time to time:

•	to or through underwriters or dealers for resale to the purchasers;

•	directly to the purchasers;

•	through agents or dealers to the purchasers; or

•	through a combination of any of these methods of sale.

Any offer and sale of the securities described in this prospectus by us, any underwriters or other third parties described above may be effected from time to time in one or more transactions, including, without limitation, privately negotiated transactions, either:

•	at a fixed public offering price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices relating to prevailing market prices at the time of sale; or

•	at negotiated prices.

Offerings of securities covered by this prospectus may also be made into an existing trading market for such securities in transactions at other than a fixed price, either:

•	on or through the facilities of the NYSE or any other securities exchange or quotation or trading service on which such securities may be listed, quoted or traded at the time of sale; and/or

•	to or through a market maker otherwise than on the NYSE or such other securities exchanges or quotation or trading services.

Such at-the-market offerings, if any, will be conducted by underwriters acting as our principal or agent, who may also be third-party sellers of securities as described above.

In addition, we may sell some or all of the securities covered by this prospectus through:

•	purchases by a dealer, as principal, who may then resell those securities to the public for its account at varying prices determined by the dealer at the time of resale or at a fixed price agreed to with us at the time of sale;

•	block trades in which a dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction; and/or

•	ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers.

Any dealer may be deemed to be an underwriter, as that term is defined in the Securities Act of 1933, as amended, or the Securities Act, of the securities so offered and sold.

In connection with offerings made through underwriters or agents, we may enter into agreements with such underwriters or agents pursuant to which we receive our outstanding securities in consideration for the securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell securities covered by this prospectus to hedge their positions in any such outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the securities received from us under these arrangements to close out any related open borrowings of securities.

We may enter into derivative or other hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if applicable, will be identified in the applicable prospectus supplement (or a post-effective amendment).

We may loan or pledge securities to a financial institution or other third party that in turn may sell the loaned securities or, in any event of default in the case of a pledge, sell the pledged securities using this prospectus and the applicable prospectus supplement. Such financial institution or third party may transfer its short position to investors in our securities or in connection with a simultaneous offering of other securities covered by this prospectus.

Any offers to purchase the securities covered by this prospectus may be solicited, and any sales of the securities may be made, by us of those securities directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resales of the securities.

The securities may also be offered and sold, if so indicated in a prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us.

If indicated in the applicable prospectus supplement, we may sell the securities through agents from time to time. We generally expect that any agent will be acting on a best efforts basis for the period of its appointment.

We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The delayed delivery contracts will be subject only to those conditions set forth in the applicable prospectus supplement.

If underwriters are used in any sale of any securities, the securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Unless otherwise stated in a prospectus supplement, the obligations of the underwriters to purchase any securities will be conditioned on customary closing conditions and the underwriters will be obligated to purchase all of such series of securities, if any are purchased.

A prospectus supplement with respect to each offering of securities will include, to the extent applicable:

•	the terms of the offering;

•	the name or names of any underwriters, dealers, remarketing firms or agents and terms of agreement with such parties including the compensation, fees or commissions received by and the amount of securities underwritten, purchased or remarketed by each of them, if any;

•	the public offering price or purchase price of the securities and an estimate of the net proceeds to be received by Revlon from any such sale;

•	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

•	the anticipated delivery date of the securities, including any delayed delivery arrangements, and any commissions we may pay for solicitation of any such delayed delivery contracts;

•	that the securities are being solicited and offered directly to institutional investors or others;

•	any discounts or concessions to be allowed or reallowed or to be paid to agents or dealers; and

•	any securities exchange on which the securities may be listed.

Underwriters, dealers, agents and remarketing firms may at the time of any offering of securities be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters, dealers, agents and remarketing firms may be required to make. Underwriters, dealers, agents and remarketing agents may be customers of, engage in transactions with, or perform services in the ordinary course of business for us and/or our affiliates.

Market-Making, Stabilization and Other Transactions

Each offering of securities will be a new issue of securities and will have no established trading market other than Revlon Class A Common Stock, which is listed on the NYSE. We intend that any Revlon Class A Common Stock sold pursuant to this prospectus will be listed on the NYSE, upon official notice of issuance. The securities, other than the Revlon Class A Common Stock, may or may not be listed on a national securities exchange or foreign securities exchange. No assurance can be given as to the liquidity or activity of any trading in the offered securities.

Any underwriters to whom securities covered by this prospectus are sold by us for public offering and sale, if any, may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice.

In connection with any offering of Revlon Class A Common Stock, the underwriters, if any, may purchase and sell shares of Revlon Class A Common Stock in the open market. These transactions may include short sales, syndicate covering transactions and stabilizing transactions. Short sales would involve syndicate sales of Revlon Class A Common Stock in excess of the number of shares to be purchased by the underwriters, if any, in an offering, which creates a syndicate short position. “Covered” short sales are sales of shares of Revlon Class A Common Stock made in an amount up to the number of shares represented by any such underwriters’ over-allotment option in an offering. In determining the source of shares to close out any covered syndicate short position, the underwriters, if any, would generally consider, among other things, the price of shares of Revlon Class A Common Stock available for purchase in the open market as compared to the price at which they may purchase shares of Revlon Class A Common Stock through the over-allotment option in an offering. Transactions to close out any covered syndicate short would involve either purchases by the underwriters, if any, of shares of Revlon Class A Common Stock in the open market after any such underwriters’ distribution has been completed in an offering or the exercise of any such underwriters’ over-allotment option in an offering. The underwriters, if any, may also make “naked” short sales of shares of Revlon Class A Common Stock in excess of the over-allotment option in an offering. The underwriters, if any, must close out any naked short position by purchasing shares of Revlon Class A Common Stock in the open market. A naked short position is more likely to be created if the underwriters, if any, are concerned that there may be downward pressure on the price of the shares of Revlon Class A Common Stock in the open market after the pricing of a particular offering that could adversely affect investors who purchase in the offering. Stabilizing transactions would consist of bids for, or purchases of, shares of Revlon Class A Common Stock in the open market while an offering is in progress for the purpose of pegging, fixing or maintaining the price of the securities.

In connection with any offering, the underwriters, if any, may also engage in penalty bids. Penalty bids permit the underwriters, if any, to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover any syndicate short positions.

Stabilizing transactions, syndicate covering transactions and penalty bids, if any, may cause the price of the securities to be higher than it would otherwise be in the absence of any such transactions. The underwriters, if any, may, if they commence these transactions, discontinue them at any time.

Fees and Commissions

In compliance with the guidelines of the Financial Industry Regulatory Authority, or FINRA, the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of any offering pursuant to this prospectus and any applicable prospectus supplement; however, we anticipate that the maximum commission or discount to be received in any particular offering of securities will be significantly less than this amount.

If more than 10% of the net proceeds of any offering of securities made under this prospectus will be received by FINRA members participating in the offering or affiliates or associated persons of such FINRA members, the offering will be conducted in accordance with FINRA Conduct Rule 2710(h).

LEGAL MATTERS

Unless otherwise specified in the applicable prospectus supplement, the validity of the securities covered by this prospectus will be passed upon for us by Skadden, Arps, Slate, Meagher & Flom LLP. Skadden, Arps, Slate, Meagher & Flom LLP has from time to time represented, and may continue to represent, MacAndrews & Forbes and certain of its affiliates (including Revlon) in connection with certain legal matters. If legal matters in connection with offerings made by this prospectus are passed on by counsel for the underwriters, dealers or agents, if any, that counsel will be named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements and the related financial statement schedule of Revlon, Inc. and subsidiaries as of December 31, 2007 and 2006, and for each of the years in the three-year period ended December 31, 2007, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2007 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The audit report covering the December 31, 2007 consolidated financial statements and schedule of Revlon contains an explanatory paragraph that refers to the adoption of FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes” as of January 1, 2007, Statement of Financial Accounting Standards (“SFAS”) No. 123(R), “Share-Based Payment”, as of January 1, 2006, and SFAS No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans — An Amendment of FASB Statement No. 87, 88, 106 and 132(R)”, as of December 31, 2006 for the recognition and disclosure provisions and as of January 1, 2007 for the measurement date provisions, and as discussed in Note 19 B & C of Revlon’s Current Report on Form 8-K filed with the SEC on November 5, 2008, the Company has updated its financial statements to reflect the sale of the Company’s Brazilian subsidiary as discontinued operations and Revlon’s 1-for-10 reverse stock split.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the estimated expenses (all of which will be borne by the registrant) that are being incurred in connection with the filing of this registration statement and would be incurred in connection with a single offering of securities covered by this registration statement, other than underwriting discounts and commissions (if any). All of the amounts shown are estimates, except the SEC registration fees, and such estimates do not limit the amount of securities that could be offered under this registration statement in any single offering.

SEC registration fees	$3,310
NYSE listing fees	50,000
Trustee and agent fees and expenses	200,000
Printing and distributing	200,000
Legal fees and expenses	350,000
Accounting fees and expenses	50,000
Miscellaneous	146,690
Total	$1,000,000

Item 15.	Indemnification of Directors and Officers.

Indemnification of Directors and Officers

Under Section 145 of the DGCL, a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding (i) if such person acted in good faith and in a manner that such person reasonably believed to be in or not opposed to the best interests of the corporation and (ii) with respect to any criminal action or proceeding, if he or she had no reasonable cause to believe such conduct was unlawful. In actions brought by or in the right of the corporation, a corporation may indemnify such person against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner that such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which that person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which the Court of Chancery or other such court shall deem proper. To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defending any such action, suit or proceeding referred to above or any claim, issue or matter therein, he or she is entitled to indemnification for expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith. A corporation may pay expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate. The indemnification and advancement of expenses provided for or granted pursuant to Section 145 is not exclusive of any other rights of indemnification or advancement of expenses to which those seeking indemnification or advancement of expenses may be entitled, and a corporation may purchase and maintain insurance against liabilities asserted against any former or current director, officer, employee or agent of the corporation, or a person who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, whether or not the power to indemnify is provided by the statute.

Article X of the by-laws of the registrant, a copy of which is incorporated by reference as an exhibit to this Registration Statement, provides for indemnification of the officers and directors of the registrant to the fullest extent permitted by applicable law.

Section 8 of Article X of the by-laws of the registrant allows the registrant to maintain director and officer liability insurance on behalf of any person who is or was a director or officer of the registrant, or such person who serves or served as a director, officer, employee or agent, of another corporation, partnership or other enterprise at the request of the registrant. The indemnification and advancement of expenses shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 11 of Article X of the by-laws of the registrant provides that except for proceedings to enforce rights to indemnification, the registrant shall not be obligated to indemnify any director or officer of the registrant in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the board of directors of the registrant.

Pursuant to Section 102(b)(7) of the DGCL, Article Fifth(4) of the registrant’s certificate of incorporation, a copy of which is incorporated by reference as an exhibit to this Registration Statement, provides that no director of the registrant shall be personally liable to the registrant or any of its stockholders for monetary damages for breach of such director’s fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the registrant or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit. Pursuant to Article Fifth(4) of the registrant’s certificate of incorporation, any repeal or modification of Article Fifth(4) by the stockholders of the registrant shall not adversely affect any right or protection of a director of the registrant existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

Item 16.	Exhibits.

The exhibits to this Registration Statement are listed on the Exhibit Index on page II-7 hereof, which is incorporated by reference in this Item 16.

Item 17.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in this registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where appropriate, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) The undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, if any, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

(d) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than a payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(e) The undersigned registrant hereby undertakes that:

(1) For purposes of determining liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Revlon, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on December 11, 2008.

REVLON, INC.
(Registrant)

By: /s/ David L. Kennedy Name: David L. Kennedy Title: President, Chief Executive Officer and Director	By: /s/ Alan T. Ennis Name: Alan T. Ennis Title: Executive Vice President and Chief Financial Officer	By: /s/ Edward A. Mammone Name: Edward A. Mammone Title: Senior Vice President, Corporate Controller and Chief Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on December 11, 2008.

Signature	Title or Position

* (Ronald O. Perelman)	Chairman of the Board and Director

* (Barry F. Schwartz)	Director

/s/ David L. Kennedy (David L. Kennedy)	President, Chief Executive Officer and Director

* (Alan S. Bernikow)	Director

* (Paul J. Bohan)	Director

* (Meyer Feldberg)	Director

* (Debra L. Lee)	Director

* (Tamara Mellon)	Director

* (Kathi P. Seifert)	Director

Signature	Title or Position

* (Kenneth L. Wolfe)	Director

By:	/s/ Robert K. Kretzman
Name:     Robert K. Kretzman

Title:	Attorney-in-fact

*	Robert K. Kretzman, by signing his name hereto, does hereby sign this Registration Statement on behalf of the directors of the registrant above whose names asterisks appear, pursuant to powers of attorney duly executed by such directors and filed with the SEC.

EXHIBIT INDEX

Exhibit
Number		Description of Documents

1	.1**	Form of Underwriting Agreement.
3.1		Restated Certificate of Incorporation of Revlon, Inc., dated April 30, 2004 (incorporated by reference to Exhibit 3.1 to Revlon, Inc.’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2004 filed with the SEC on May 17, 2004).
3.2		Certificate of Amendment to the Restated Certificate of Incorporation of Revlon, Inc., dated as of September 15, 2008 (incorporated by reference to Exhibit 3.1 to Revlon, Inc.’s Current Report on Form 8-K filed with the SEC on September 16, 2008).
3.3		Amended and Restated By-Laws of Revlon, Inc. dated as of December 10, 2007 (incorporated by reference to Exhibit 3.2 of Revlon, Inc.’s Current Report on Form 8-K filed with the SEC on December 10, 2007).
4.1		Credit Agreement, dated as of July 9, 2004, among Products Corporation and certain local borrowing subsidiaries, as borrowers, the lenders and issuing lenders party thereto, Citicorp USA, Inc., as term loan administrative agent, Citicorp USA, Inc. as multi-currency administrative agent, Citicorp USA, Inc., as collateral agent, UBS Securities LLC, as syndication agent, and Citigroup Global Markets Inc., as sole lead arranger and sole bookrunner (the “2004 Credit Agreement”) (incorporated by reference to Exhibit 4.34 to Products Corporation’s Current Report on Form 8-K filed with the SEC on July 13, 2004).
4.2		First Amendment dated February 15, 2006 to the 2004 Credit Agreement (incorporated by reference to Exhibit 10.2 to Products Corporation’s Current Report on Form 8-K filed with the SEC on February 17, 2006).
4.3		Second Amendment dated as of July 28, 2006 to the 2004 Credit Agreement (incorporated by reference to Exhibit 4.1 to Products Corporation’s Current Report on Form 8-K filed with the SEC on July 28, 2006).
4.4		Third Amendment dated as of September 29, 2006 to the 2004 Credit Agreement (incorporated by reference to Exhibit 4.1 of Products Corporation’s Current Report on Form 8-K filed with the SEC on September 29, 2006).
4.5		Fourth Amendment, dated as of December 20, 2006, to the 2004 Credit Agreement (incorporated by reference to Exhibit 4.2 to Products Corporation’s Current Report on Form 8-K filed with the SEC on December 21, 2006 (the “Products Corporation December 21, 2006 Form 8-K”)).
4.6		Amended and Restated Pledge and Security Agreement, dated as of December 20, 2006 among Revlon, Inc., Products Corporation and the additional grantors party thereto, in favor of Citicorp USA, Inc., as collateral agent for the secured parties (incorporated by reference to Exhibit 4.3 to the Products Corporation December 21, 2006 Form 8-K).
4.7		Amended and Restated Intercreditor and Collateral Agency Agreement, dated as of December 20, 2006 among Citicorp USA, Inc., as administrative agent for the multi-currency lenders and issuing lenders, Citicorp USA, Inc., as administrative agent for the term loan lenders, Citicorp USA, Inc., as collateral agent for the secured parties, Revlon, Inc., Products Corporation and each other loan party (incorporated by reference to Exhibit 4.4 to the Products Corporation December 21, 2006 Form 8-K).
4.8		Term Loan Agreement, dated as of December 20, 2006 among Products Corporation, as borrower, the lenders party thereto, Citicorp USA, Inc., as administrative agent and collateral agent, JPMorgan Chase Bank, N.A., as syndication agent, and Citigroup Global Capital Markets Inc., as sole lead arranger and sole bookrunner (incorporated by reference to Exhibit 4.1 to the Products Corporation December 21, 2006 Form 8-K).
4.9		Indenture, dated as of March 16, 2005, between Products Corporation and U.S. Bank National Association, as trustee, relating to Products Corporation’s 9 1/2% Senior Notes due 2011 (incorporated by reference to Exhibit 4.12 to Products Corporation’s Annual Report on Form 10-K/A for the year ended December 31, 2004 filed with the SEC on April 12, 2005).
4	.10*	Specimen Class A Common Stock Certificate.
4	.11**	Specimen Preferred Stock Certificate and Form of Certificate of Designation relating to Preferred Stock.
4	.12**	Form of Warrant Agreement, including the Form of Warrant Certificate.
4	.13**	Form of Subscription Rights Certificate.

Exhibit
Number		Description of Documents

4	.14**	Form of Purchase Contract Agreement setting forth Stock Purchase Contracts and/or Stock Purchase Units.
4.15		Form of Stock Purchase Unit (included in Exhibit 4.14).
5	.1*	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.
23	.1*	Consent of KPMG LLP, Independent Registered Public Accounting Firm.
23	.2*	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1).
24	.1*	Power of Attorney of Ronald O. Perelman.
24	.2*	Power of Attorney of Barry F. Schwartz.
24	.3*	Power of Attorney of Alan S. Bernikow.
24	.4*	Power of Attorney of Paul J. Bohan.
24	.5*	Power of Attorney of Meyer Feldberg.
24	.6*	Power of Attorney of Debra L. Lee.
24	.7*	Power of Attorney of Tamara Mellon.
24	.8*	Power of Attorney of Kathi P. Seifert.
24	.9*	Power of Attorney of Kenneth L. Wolfe.

*	Filed herewith.

**	To be filed by amendment prior to the effectiveness of the Registration Statement or incorporated by reference from documents filed or to be filed with the SEC under the Securities Exchange Act of 1934, as amended.